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                                                                       Exhibit I

                             Joint Filing Agreement

         The undersigned acknowledge and agree that the foregoing statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

         This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Date:  February 16, 1999                USA NETWORKS, INC.


                                        By: /s/ Michael P. Durney
                                        ---------------------------------------
                                        Name: Michael P. Durney
                                        Title: Vice President and Controller

Date:  February 16, 1999                TICKETMASTER GROUP, INC.


                                        By: /s/ Stuart DePina
                                        ---------------------------------------
                                        Name: Stuart DePina
                                        Title: Senior Vice President, Treasurer
                                        and Chief Financial Officer


Date:  February 16, 1999                TICKETMASTER CORPORATION


                                        By: /s/ Stuart DePina
                                        ---------------------------------------
                                        Name: Stuart DePina
                                        Title: Senior Vice President, Treasurer
                                        and Chief Financial Officer




Date:  February 16, 1999                /s/ Barry Diller
                                        ---------------------------------------
                                        BARRY DILLER